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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported) March 26, 2003
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                                   ALTEON INC.
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               (Exact Name of Registrant as Specified in Charter)

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
         Delaware                          001-16043         13-3304550
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         (State or Other  Jurisdiction   (Commission      (I.R.S. Employer
         of Incorporation)                File Number)  Identification No.)
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                  170 Williams Drive, Ramsey, New Jersey 07446
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (201) 934-5000
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          (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events

        On March 26, 2003, Alteon Inc. issued the following press release:

"Alteon Inc. (ticker: ALT, exchange: American Stock Exchange) News Release - 3/26/2003

ALTEON RAISES $7.7 MILLION IN SALE OF COMMON STOCK

RAMSEY, N.J., Mar 26, 2003 /PRNewswire-FirstCall via COMTEX/ -- Alteon Inc. (Amex: ALT) announced today that it has agreed to sell 2.3 million shares of common stock at $3.50 per share to institutional investors, for net proceeds after expenses and fees of approximately $7.7 million. The agreement is subject to customary closing conditions. The shares are offered through a prospectus supplement pursuant to the company's effective shelf registration statement. WR Hambrecht + Co served as placement agent in this transaction.

"The funds from this offering will be used to accelerate and expand the clinical and commercial development program for our lead product, ALT-711, and will also allow us to advance the development of the most promising new drugs in our pharmaceutical product pipeline," said Kenneth I. Moch, President and Chief Executive Officer of Alteon.

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds have an impact on a fundamental pathological process caused by protein-glucose complexes called Advanced Glycation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s lead to a loss of flexibility and function in body tissues, organs and vessels and have been shown to be a causative factor in many age-related diseases and diabetic complications.

Alteon is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals. Alteon has created a library of novel classes of compounds targeting the A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker, ALT-711, has demonstrated positive results in two Phase 2a trials, in cardiovascular compliance and in the DIAMOND trial in diastolic heart failure. The compound is currently being evaluated in the Phase 2b SAPPHIRE clinical trial focused on patients with systolic hypertension and the Phase 2b SILVER trial in patients with systolic hypertension and left ventricular hypertrophy, for which data will be reported concurrently about mid-year. Other A.G.E. compounds are being evaluated for skin aging and additional indications. For more information on Alteon, visit the Company's website at www.alteon.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be
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obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SOURCE Alteon Inc.

CONTACT: Susan M. Pietropaolo, Director, Corporate Communications & Investor Relations of Alteon Inc., +1-201-818-5537, or spietropaolo@alteon.com

URL: http://www.alteon.com "




                                  * * * * * * *
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Alteon Inc.

                                                    By:  /s/ Elizabeth O'Dell
                                                         -----------------------
                                                         Elizabeth O'Dell
                                                         Vice President, Finance

Dated:   March 26, 2003